EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert B. Jones, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Acura Pharmaceuticals, Inc. for the fiscal year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Form 10-K fairly presents, in all material respects, the financial condition Acura Pharmaceuticals, Inc. as of the dates presented and results of operations of Acura Pharmaceuticals, Inc. for the periods presented.

June 30, 2023	By:	/s/Robert B. Jones
Robert B. Jones
President and Chief Executive Officer

I, Peter A. Clemens, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Acura Pharmaceuticals, Inc. for the fiscal year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Form 10-K fairly presents, in all material respects, the financial condition Acura Pharmaceuticals, Inc. as of the dates presented and results of operations of Acura Pharmaceuticals, Inc. for the periods presented.

June 30, 2023	By:	/s/Peter A. Clemens
Peter A. Clemens
Senior Vice President and Chief Financial Officer